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                                   [LETTERHEAD]

                                                                EXHIBIT 23.01

                         CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Conductus, Inc. on Form S-8 (File Nos. 33-74478 and 33-79946, and 333-41099)
of our reports dated February 9, 1998 (except for Notes 1 and 17, as to which the date is April 17, 1998), on our audits of the financial statements and financial statement schedule of Conductus, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995 which reports are included in this Annual Report on Form 10-K.


San Jose, California
April 17, 1998